UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2015

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Paycom Software, Inc. (the “Company”) appointed Stacey Pezold as the Company’s Chief Operating Officer, effective March 10, 2015.

Mrs. Pezold, age 35, previously served as the Company’s Executive Vice President of Operations from September 2012 to March 2015 after joining the Company in 2005. In the last eight years, Mrs. Pezold has served as the Company’s Executive Vice President, Director of Corporate Training and Regional Manager. Mrs. Pezold has over 11 years of leadership and training experience. Mrs. Pezold earned her Bachelor’s degree from Oklahoma State University.

As the Company’s Chief Operating Officer, Mrs. Pezold will be entitled to participate in the Paycom Software, Inc. 2014 Long-Term Incentive Plan and its 401(k), medical, dental, group life insurance, accidental death and dismemberment insurance and disability insurance plans. There are no arrangements or understandings between Mrs. Pezold and any other persons pursuant to which she was elected as Chief Operating Officer. In addition, there are no transactions between the Company and Mrs. Pezold or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: March 16, 2015	By:	/s/ Craig E. Boelte
		Name:	Craig E. Boelte
		Title:	Chief Financial Officer